[UPG STAY POWERED LOGO]

                                                                    Exhibit 99.1



COMPANY CONTACTS:                                INVESTOR RELATIONS:
Universal Power Group, Inc.                      Lambert, Edwards & Associates
469.892.1122                                     616.233.0500
Mimi Tan, SVP                                    Jeff Tryka, CFA or Karen Keller
tanm@upgi.com                                    jtryka@lambert-edwards.com



UNIVERSAL POWER GROUP REPORTS THIRD QUARTER 2011 EARNINGS


CARROLLTON,  TEXAS  --  NOV.  9, 2011 -- Universal Power Group, Inc. (NYSE Amex:
UPG), a Texas-based distributor and supplier of batteries and related power accessories and a third-party logistics provider, today announced financial results for the third quarter and nine months ended Sept. 30, 2011.

For the third quarter, UPG reported net income of $0.2 million, or $0.04 per diluted share, on net sales of $25.0 million, compared with net income of $0.9 million, or $0.18 per diluted share, on net sales of $28.3 million in the third quarter of 2010.

"Our results for the third quarter were impacted by decreased sales to our largest customer as well as industry-wide supply disruptions resulting from the closure of a number of battery production facilities throughout China. Even so, UPG continues to be profitable as we work to grow our revenues from core batteries and related power accessories," stated Ian Edmonds, UPG's President and Chief Executive Officer. "We are working to mitigate the impact of these factors on future results by shifting some of our manufacturing processes to unaffected areas in China and other parts of Asia. However, we expect a larger impact on fourth quarter sales than we experienced in the third quarter. We have continued the integration of our acquisition of ProTechnologies, and that business is on track to be accretive to our earnings by the end of the year. We are also working on new products for introduction at key industry trade shows over the next few quarters, which gives us renewed optimism as we drive future results."

THIRD QUARTER AND NINE MONTH RESULTS

Net sales for the third quarter fell 11.6 percent, to $25.0 million, from $28.3 million in the third quarter of 2010. Net sales of batteries and related power accessories to customers other than ADT Security Services and its authorized dealers grew 10.6 percent, to $22.6 million in the third quarter of 2011, compared to $20.4 million for the third quarter of 2010. Net sales to ADT Security Services and its authorized dealers in the third quarter of 2011 were $2.4 million, a decrease of approximately 69.4 percent from $7.9 million in the same quarter of the prior year.

The decrease in net sales in the quarter was primarily driven by the decrease in sales to ADT Security Services and its authorized dealers. This was a result of the integration of Broadview Security into ADT Security Services, following Broadview's acquisition by Tyco International in May 2010. Net sales in the third quarter were also affected by delays in product shipments from the
Company's China-based suppliers. In May 2011, the government of China implemented a broad-based inspection program for manufacturing facilities dealing with hazardous materials, including lead. As a result of these inspections, the Chinese Ministry of Environmental Protection has since closed a number of plants.

Gross profit decreased to $4.9 million in the quarter, compared with $5.5 million in the third quarter of 2010, due mainly to the lower sales levels. Operating expenses increased to $4.4 million in the third quarter of 2011, from $3.8 million in the third quarter of 2010. The increases in operating expenses included higher facilities costs and personnel expenses, which were largely the result of expenses from ProTechnologies (PTI), which UPG acquired on April 20, 2011. In addition, legal expenses for the third quarter increased as a result of recent litigation.

As a result of softer sales and increased operating expenses, UPG reported a decrease in operating income to $0.6 million, from $1.6 million in the prior year. Interest expense was $0.2 million in the third quarter, resulting in pre-tax income of $0.4 million for the third quarter of 2011, down from $1.6 million in the prior year. Net income was $0.2 million, or $0.04 per diluted share, compared to net income of $0.9 million, or $0.18 per diluted share in the prior year's quarter.

For the first nine months of 2011, net sales fell 17.5 percent to $68.3 million, from $82.7 million in the comparable period of 2010. Net sales of batteries, related power accessories and other products to customers other than ADT Security Services and its authorized dealers grew 12.3 percent, to $59.6 million in the first nine months of 2011, compared to $53.1 million for the comparable period of 2010. Net sales to ADT Security Services and its authorized dealers in the first nine months of 2011 were $8.5 million, a decrease of 71.4 percent from $29.6 million in the same period of 2010.

Lower net sales contributed to lower gross profit of $13.6 million, or 19.9 percent of net sales, compared to $15.0 million, or 18.1 percent of sales for the first nine months of 2010. Total operating expenses increased $0.9 million, or 8.4 percent, to $11.9 million from $11.0 million in the prior year. Operating expenses for the first nine months of 2011 increased as a result of higher personnel, facilities and insurance expenses, as well as the closing costs associated with the acquisition of PTI. For the first nine months, legal costs were also higher due to the expense associated with UPG's acquisition of PTI, as well as recent litigation.

For the first nine months of 2011, UPG reported operating income of $1.7 million and pre-tax income of $1.3 million, compared to operating income of $4.0 million and pre-tax income of $3.6 million in the comparable period of 2010. The decrease in operating income in 2011 was due primarily to decreases in net sales and associated gross profit compared to the prior year, as well as increased operating expenses. Interest expense for the first nine months of 2011 was relatively flat compared to the prior year. UPG reported net income for the first nine months of 2011 of $0.7 million, or $0.14 per diluted share, compared to net income of $2.3 million, or $0.45 per diluted share, in the first nine months of 2010.

BALANCE SHEET AND FINANCIAL POSITION

At Sept. 30, 2011 inventory decreased by $12.6 million to $20.3 million, from $32.9 million at Dec. 31, 2010, as a result of delays in product shipments from the Company's China-based suppliers. UPG shifted some of its product sourcing to areas in China unaffected by the recent inspection program, as well as other parts of Asia, which created manufacturing and shipping delays in the third quarter that resulted in the depletion of inventory. UPG anticipates that shipments from China and related inventories will begin to stabilize in the first half of 2012, as backlog orders are satisfied and inventory levels are rebuilt.

While accounts receivable increased to $12.1 million, from $10.2 million at the end of 2010, receivables decreased 5.5 percent when compared to the $12.8 million a year ago. Accounts payable decreased by $2.2 million, to $5.4 million during the period. Total working capital decreased to $19.6 million, compared to $20.9 million at the end of the prior year.

For the first nine months of 2011, UPG generated net cash from operating activities of $9.6 million, compared to net cash from operating activities of $0.7 million during the same period in 2010. The increase in operating cash flow for 2011 was driven by the significant decrease in inventory, along with an increase in accrued liabilities, which were offset by lower net income, an increase in accounts receivable and a decrease in accounts payable. UPG ended the quarter with $362,000 in cash and cash equivalents, up from $215,000 at the end of 2010. The outstanding balance on UPG's line of credit decreased to $9.7 million, compared to $16.3 million at the end of 2010, reflecting the increased cash generated by operations over the period.

Edmonds concluded: "While our results for the third quarter reflect the impact of industry-wide supply issues with our factories in China, we were able to take advantage of the situation to develop new alternative sources in other parts of China and Asia, diversifying our overall supply base. We expect these supply issues to have a continued affect on our results in the fourth quarter and into the first quarter of 2012, but as these issues are resolved, UPG will be in a stronger position to grow."

CONFERENCE CALL INFORMATION

Universal Power Group will host an investor conference call today, Wednesday, Nov. 9, 2011 at 11:30 a.m. ET (10:30 a.m. CT) to discuss the Company's financial results for the quarter and nine months ended Sept. 30, 2011.

Interested parties may access the conference call by dialing 1.866.383.7989, passcode 83715229. The conference call will also be broadcast live at www.upgi.com and through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson's individual investor portal. Institutional investors can access a webcast of the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

A replay of the conference call will be available through Nov. 15, 2011 by calling 1.888.286.8010, passcode 21196835, and an archived webcast will be available at www.upgi.com.

ABOUT UNIVERSAL POWER GROUP, INC.

Universal Power Group, Inc. (NYSE Amex: UPG) is a leading supplier and distributor of batteries and power accessories, and a provider of supply chain and other value-added services. UPG's product offerings include proprietary brands of industrial and consumer batteries of all chemistries, chargers, jump-starters, 12-volt accessories, and solar and security products. UPG's supply chain services include procurement, warehousing, inventory management, distribution, fulfillment and value-added services such as sourcing, battery pack assembly and coordinating battery recycling efforts, as well as product development. For more information, please visit the UPG website at www.upgi.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties described from time to time in the Company's filings with the Securities and Exchange Commission. Historical financial results are not necessarily indicative of future performance.


                                      ###

                          UNIVERSAL POWER GROUP, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                     ASSETS
                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)


                                                                            SEPTEMBER 30,            DECEMBER 31,
                                                                                2011                     2010
                                                                        --------------------      -----------------
                                                                            (UNAUDITED)
CURRENT ASSETS
   Cash and cash equivalents                                            $            362        $             215
   Accounts receivable:
     Trade, net of allowance for doubtful accounts of $690
       (unaudited) and $657                                                       12,058                   10,190
     Other                                                                            30                       26
   Inventories - finished goods, net of allowance for
     obsolescence of $1,640 (unaudited) and $1,156                                20,301                   32,894
   Current deferred tax asset                                                      1,119                    1,564
   Income tax receivable                                                             308                       --
   Prepaid expenses and other current assets                                       2,123                    1,237
                                                                       ------------------       ------------------
     Total current assets                                                         36,301                   46,126

PROPERTY AND EQUIPMENT
   Logistics and distribution systems                                              1,871                    1,834
   Machinery and equipment                                                         1,044                      991
   Furniture and fixtures                                                            511                      468
   Leasehold improvements                                                            389                      408
   Vehicles                                                                          171                      200
                                                                       ------------------       ------------------
     Total property and equipment                                                  3,986                    3,901
   Less accumulated depreciation and amortization                                 (2,982)                  (2,561)
                                                                       ------------------       ------------------
     Net property and equipment                                                    1,004                    1,340

GOODWILL                                                                           1,387                       --
INTANGIBLES, net                                                                     606                       --
OTHER ASSETS                                                                         128                      127
NON-CURRENT DEFERRED TAX ASSET                                                       526                       18
                                                                       ------------------       ------------------
                                                                                   2,647                      145
                                                                       ==================       ==================
TOTAL ASSETS                                                           $          39,952        $          47,611
                                                                       ==================       ==================

                          UNIVERSAL POWER GROUP, INC.
               CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
                      LIABILITIES AND SHAREHOLDERS' EQUITY
                    (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)



                                                                          SEPTEMBER 30,             DECEMBER 31,
                                                                              2011                     2010
                                                                       ------------------      ------------------
                                                                           (UNAUDITED)

CURRENT LIABILITIES
   Line of credit                                                      $          9,738          $         16,324
   Accounts payable                                                               5,398                     7,559
   Income taxes payable                                                              50                        26
   Accrued liabilities                                                              903                       456
   Current portion of settlement accrual                                            421                       734
   Current portion of capital lease and note obligations                            213                        26
   Current portion of deferred rent                                                  --                        53
                                                                       -----------------        ------------------
     Total current liabilities                                                   16,723                    25,177

LONG-TERM LIABILITIES
   Settlement accrual, less current portion                                          --                       241
   Capital lease and note obligations, less current portion                         256                        25
                                                                       -----------------        ------------------
     Total long-term liabilities                                                    256                       267
                                                                       -----------------        ------------------

TOTAL LIABILITIES                                                                16,979                    25,444

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
   Common stock - $0.01 par value, 50,000,000 shares
     authorized, 5,020,000 shares issued and outstanding                             50                        50
   Additional paid-in capital                                                    16,098                    16,076
   Retained earnings                                                              6,916                     6,205
   Accumulated other comprehensive loss                                             (77)                     (164)
                                                                       -----------------        ------------------
     Total shareholders' equity                                                  22,986                    22,167
                                                                       -----------------        ------------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                             $         39,966         $          47,611
                                                                       =================        ==================

                          UNIVERSAL POWER GROUP, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)


                                            THREE MONTHS ENDED                     NINE MONTHS ENDED
                                               SEPTEMBER 30,                         SEPTEMBER 30,
                                     ----------------------------------    ----------------------------------
                                          2011                2010               2011               2010
                                     --------------     ---------------    ---------------    ---------------
Net sales                               $   25,012         $    28,304        $    68,264        $    82,733
Cost of sales                               20,103              22,833             54,657             67,768
                                        -----------        ------------       ------------       ------------
Gross profit                                 4,909               5,471             13,607             14,965

Operating expenses                           4,353               3,828             11,880             10,959
                                        -----------        ------------       ------------       ------------

Operating income                               556               1,643              1,727              4,006

Interest expense                              (162)                (36)              (454)              (435)
                                        -----------        ------------       ------------       ------------

Income before provision for
   income taxes                                394               1,606              1,273              3,571
Provision for income taxes                    (211)               (699)              (562)            (1,314)
                                        -----------        ------------       ------------       ------------
Net income                              $      183         $       907        $       711        $     2,257
                                        ===========        ============       ============       ============
Net income per share
     Basic                              $     0.04         $      0.18        $      0.14        $      0.45
     Diluted                            $     0.04         $      0.18        $      0.14        $      0.45
Weighted average shares
   outstanding
     Basic                                   5,020               5,000              5,020              5,000
     Diluted                                 5,025               5,013              5,029              5,015


                          UNIVERSAL POWER GROUP, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)


                                                                                NINE MONTHS ENDED SEPTEMBER 30,
                                                                            --------------------------------------
                                                                                  2011                   2010
                                                                            ------------------    ----------------
          CASH FLOWS FROM OPERATING ACTIVITIES
          Net income                                                           $     711              $    2,257
          Items not requiring (providing) cash, net of effect of
          acquisition:
              Depreciation and amortization                                          616                     571
              Provision for bad debts                                                139                     183
              Provision for obsolete inventory                                       540                     630
              Deferred income taxes                                                  (63)                     77
              Gain on disposal of property                                             7                      (2)
              Stock-based compensation                                                22                      47
          Changes in operating assets and liabilities, net of
          effect of acquisition
              Accounts receivable - trade                                         (1,366)                 (1,503)
              Accounts receivable - other                                             (4)                   (120)
              Inventories                                                         12,685                  (3,569)
              Income taxes receivable/payable                                       (284)                    128
              Prepaid expenses and other assets                                     (863)                   (699)
              Accounts payable                                                    (2,479)                  2,674
              Accrued liabilities                                                    521                     781
              Settlement accrual                                                    (554)                   (717)
              Deferred rent                                                          (53)                    (68)
                                                                               ----------             -----------
          Net cash provided by operating activities                                9,575                     671

          CASH FLOWS FROM INVESTING ACTIVITIES
              Net cash paid in Progressive Technologies, Inc.
                Acquisition                                                       (2,268)                     --
              Purchases of property and equipment                                    (59)                    (48)
              Proceeds from sales of equipment                                         2                       2
                                                                               ----------             -----------
          Net cash used in investing activities                                   (2,325)                    (46)

          CASH FLOWS FROM FINANCING ACTIVITIES
              Net activity on line of credit                                      (6,586)                 (2,372)
              Payments on capital lease and note obligations                        (517)                    (33)
                                                                               ----------             -----------
          Net cash used in financing activities                                   (7,103)                 (2,405)

          NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                       146                  (1,779)
          Cash and cash equivalents at beginning of period                           215                   2,059
                                                                               ----------             -----------
          Cash and cash equivalents at end of period                           $     362              $      280
                                                                               ==========             ===========

          SUPPLEMENTAL DISCLOSURES
              Income taxes paid                                                $     975              $    2,015
                                                                               ==========             ===========
              Interest paid                                                    $     454              $      334
                                                                               ==========             ===========